      As filed with the Securities and Exchange Commission on September 26, 2005

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                  CATUITY INC.
       (Exact name of registrant as specified in its governing instrument)


                 DELAWARE                            38-3518829
      (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                                 ---------------

                           2711 EAST JEFFERSON AVENUE
                             DETROIT, MICHIGAN 48207
                    (Address of Principal Executive Offices)


                  CATUITY INC. 2000 DIRECTOR STOCK OPTION PLAN
                         CATUITY INC. STOCK OPTION PLAN

                           (Full titles of the plans)



                                JOHN H. LOWRY III
                             CHIEF FINANCIAL OFFICER
                                  CATUITY INC.
                           2711 EAST JEFFERSON AVENUE
                             DETROIT, MICHIGAN 48207
                                 (313) 567-4348
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of                        Proposed       Proposed Maximum     Amount of
Securities to  Amount to be   Maximum Offering      Aggregate       Registration
be Registered   Registered     Price Per Share    Offering Price         Fee
-------------  ------------   ----------------   ----------------   ------------

Common Stock     286,667           $13.82          $3,961,737.90       $466.30
================================================================================

The registration fee was computed based on the estimated offering price pursuant to Rule 457(h)(1). Pursuant to Rule 416(c), this Registration Statement covers an indeterminate number of shares that may be offered and issued to prevent dilution as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

                REQUIRED STATEMENT PURSUANT TO S-8 INSTRUCTION E


     The contents of the previously filed Registration Statements for Catuity Inc. dated December 20, 2000 (Registration No. 333-52240) are hereby incorporated by reference. This Registration Statement is being filed to register additional shares of Catuity Inc. common stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Detroit, Michigan, on September 23, 2005.


                        CATUITY INC.

                        By: /s/    John H. Lowry III
                            ----------------------------------------------------
                            John H. Lowry III, Vice President, CFO and Secretary

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred H. Racine and John H. Lowry III, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        TITLE                                       DATE
------------------------------------             --------------------------------------      ------------------
                                                 President, Chief Executive Officer and
/s/    Alfred H. Racine                          Director (Principal Executive Officer)      September 23, 2005
-----------------------------------
Alfred H. Racine

                                                 Vice President and Chief Financial          September 23, 2005
                                                 Officer (Principal Financial and
/s/    John H. Lowry III                         Accounting Officer)
-----------------------------------
John H. Lowry III

/s/    Alexander S. Dawson                       Chairman of the Board of Directors          September 23, 2005
-----------------------------------
Alexander S. Dawson

/s/    Clifford W. Chapman, Jr.                  Director                                    September 23, 2005
-----------------------------------
Clifford W. Chapman, Jr.

/s/    Donald Campion                            Director                                    September 23, 2005
-----------------------------------
Donald Campion

/s/    Geoff Wild                                Director                                    September 23, 2005
-----------------------------------
Geoff Wild

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                                       DESCRIPTION
-------         ------------------------------------------------------------------------------------------------------
5.1*            Opinion and Consent of Jaffe, Raitt, Heuer & Weiss, P.C. as to legality of securities being registered

23.1*           Consent of BDO Seidman LLP

23.2*           Consent of Ernst & Young LLP

24.1*           Powers of Attorney (see Signature Page)

    *Filed herewith